EXHIBIT 10.52

                      SEVERANCE AGREEMENT

     THIS SEVERANCE AGREEMENT (the "Agreement") is made as of this 29th day of August, 1997 by and among SPECIALTY FOODS CORPORATION, a Delaware corporation ("SFC"), H&M FOOD SYSTEMS COMPANY, INC., a Delaware corporation ("H&M"), and WILLIAM D. DAY (the "Executive"). SFC and H&M are each sometimes referred to herein individually as an "Employer" and are sometimes referred to together as the "Employers".

     1. Certain of the officers of H&M have expressed concern about a loss of employment that could result in the event of a sale or change of control of H&M.

     2. In order to induce certain officers of H&M, including the Executive, not to terminate their employment with H&M in contemplation of a proposed sale or change of control of H&M, the Employers desire to provide certain severance benefits to such officers, including the Executive, if the employment of such officers is terminated following a sale or change of control of H&M.

     NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1.     Termination Resulting from Sale.  Upon a Sale
Termination (as defined below):

               (a) H&M shall pay to the Executive within 30 days of the date of termination, all unpaid Base Salary (as defined below) accrued, and provide the Executive with all benefits and expense reimbursement to which the Executive would otherwise be entitled, through and including the date of termination.

               (b) In exchange for a General Release in form and substance reasonably satisfactory to the Employers, H&M shall pay to the Executive the following:

                    (i)  H&M shall continue payments of Base
                         Salary to the Executive for the 12-
                         month period following the date of
                         termination (the "Payment Period")
                         at such times as are in effect on
                         the day prior to the Sale; and

                    (ii) H&M shall continue medical and
                         dental insurance benefits during
                         the Payment Period as in effect for
                         other employees in like positions.

               (c) All payments owed to the Executive pursuant to Section 1(b) shall be offset by any severance payments paid to the Executive by the Employers or their successors.

     Section 2.     Definitions.

               (a) "Base Salary" means the Executive's annual base salary in effect (i) on the day prior to a Sale, or (ii) at the time of execution of this Agreement, whichever is higher.

               (b) "Good Reason" means the continuation of any of the following (without the Executive's express prior written consent) after written notice provided by the Executive and the failure by the Employers to remedy such event within thirty (30) days after receipt of such notice:

                    (i)  a reduction in the Executive's Base
                         Salary;

                    (ii) a relocation of the Executive's
                         principal place of business to any
                         location which is not within the
                         greater Dallas/Ft. Worth
                         metropolitan area;

                    (iii)a material adverse change in
                         the Executive's job
                         responsibilities or level of
                         authority, it being understood that
                         the Executive is the Chief
                         Executive Officer in a subsidiary
                         of a consolidated group of
                         companies; and

                    (iv) any material breach of this
                         Agreement by the Employers or their
                         successors.

     Section 3.     No Mitigation.  In the event of a Sale
Termination, the Executive shall not be required to mitigate the payments or benefits to be received by the Executive hereunder by securing other employment, or otherwise.

     Section 4. Continued Employment. This Agreement is not a contract of employment. Nothing expressed or implied in this Agreement shall create any right or duty of Executive's continued employment by H&M or its successor. The Employers reserve all rights to cause the Executive's employment to be terminated at any time with or without cause.

     Section 5. Successors Bound. The rights and obligations of the Employers hereunder shall inure to the benefit of and are binding upon the successors of the Employers.

     Section 6. Notices and Other Documents. All payments, requests, notices and the like may be made to the Executive by mailing the same to the Executive at the address set forth below or at such other address as the Executive may file in writing with H&M for that purpose. Notices, requests and the like sent by the Executive to H&M shall be sufficient if mailed to Specialty Foods Corporation, 25 Tri-State International Office Center, Suite 250, Lincolnshire, Illinois 60069, Attention:
Vice President, Human Resources (with a copy to the General Counsel of SFC), or to such address as SFC may furnish to the Executive for this purpose from time to time in writing.

     Section 7. Employment Taxes. All payments made under this Agreement shall be subject to withholding tax, other employment taxes and other withholds and deductions as required by applicable law or regulation, as in effect from time to time.

     Section 8.     Term.  This Agreement shall have a term
expiring on December 31, 1999. If a sale shall not have occurred by December 31, 1999, this Agreement shall expire and be of no further force or effect.

     Section 9.     General.

               (a)  This Agreement shall be governed by and
construed and enforced in accordance with the laws of the State of Illinois applicable to agreements made and to be performed entirely in Illinois.

               (b) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

               (c)  This Agreement sets forth the entire
agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise of inducement not so set forth.

               (d) This Agreement and the Executive's rights and obligations hereunder may not be assigned by the Executive. The Employers may assign their rights, together with their obligations hereunder (i) to any successor-in-interest to either of them; or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of the business or assets of either of them; in any event the obligations of the Employers hereunder shall be binding on their successors or permitted assigns, whether by merger, consolidation or acquisition of all or substantially all of either of their businesses or assets.

               (e) This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

               (f) This Agreement, or any amendment hereto, may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement (or amendment as the case may be).

     IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.

                                   EXECUTIVE:


                                   /s/ William D. Day
                                   ------------------
                                   Name:    William D. Day
                                   Address: 1943  W.  Telemark Cir.
                                            Green Bay, WI  54313


                                   SPECIALTY FOODS CORPORATION


                                   By:  /s/ Robert B. Aiken
                                        -------------------
                                   Name:     Robert B. Aiken
                                   Title:    Vice President


                                   H&M FOOD SYSTEMS COMPANY, INC.


                                   By:  /s/ Robert B. Aiken
                                        -------------------
                                   Name:     Robert B. Aiken
                                   Title:    Vice President